Contact:

Jeffrey J. Carfora, EVP and CFO
Peapack-Gladstone Financial Corporation
T:  908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION
REPORTS IMPROVED RESULTS FOR THE THIRD QUARTER OF 2011

BEDMINSTER, N.J.—November 1, 2011 – For the nine months and quarter ended September 30, 2011, Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market:PGC) (the Corporation) recorded net income of $9.64 million (nine months) and $5.33 million (quarter), respectively, and diluted earnings per share, after considering the effects of preferred stock dividends and accretion, of $0.98 (nine months) and $0.58 (quarter), respectively.

Income taxes for the nine months and for the quarter included a one-time state tax benefit of $2.99 million, or $0.34 per diluted share, related to the reversal of a previously recorded valuation allowance against net state tax benefits related to security impairment charges recorded in the year ended December 31, 2008. Circumstances and projections now indicate that this deferred tax asset will be realized in future periods.
For comparative purposes, the Corporation believes that comparing earnings excluding the one-time state tax benefit provides a better analysis of earnings trends. The information discussed in the next two paragraphs is a non-GAAP measure.

Therefore, as detailed in the financial table on page 15, net income and diluted earnings per share for the nine months ended September 30, 2011, excluding the one-time state tax benefit, was $6.65 million and $0.64. This compared favorably to net income of $5.79 million and diluted earnings per share of $0.50 for the same nine month period last year.

Net income and diluted earnings per share for the quarter ended September 30, 2011, excluding the one-time state tax benefit, was $2.34 million and $0.24. This compared favorably to net income and diluted earnings per share of $2.17 million and $0.22 for the immediately preceding quarter ended June 30, 2011, and $1.91 million and $0.18 for the quarter ended September 30, 2010.

Frank A. Kissel, Chairman and CEO, stated, “We are pleased to continue to show growth in earnings this quarter and on a year-to-date basis. As I have noted many times in the past, building capital internally to redeem the Treasury’s Capital Purchase Program (“CPP”) investment over time continues to be an important business objective of the Corporation. As we reported previously, in the March 2010 and March 2011 quarters, we were successful in redeeming a combined $14.4 million, or 50 percent of the Treasury’s original CPP investment.”

The Corporation’s provision for loan losses for the quarter ended September 30, 2011 was $1.5 million, below the $2.0 million provision recorded in the June 2011 quarter, and also below the $2.0 million provision recorded in the September 2010 quarter.

Although loans on nonaccrual status increased in the September 2011 quarter due primarily to two commercial real estate loans, those loans were previously classified and reserved for. Further, net charge-offs recorded in the quarter were at the lowest level in any of the past five quarters. After considering the nonaccrual levels and the reduced charge-off levels, among other things, and after applying the Allowance for Loan Loss methodology/calculations, it was estimated that a $1.5 million provision for loan losses was appropriate. Mr. Kissel noted that he has been pleased with the overall progress in resolving and valuing problem assets, and believes that progress will continue.

Net Interest Income and Margin

Net interest income, on a fully tax-equivalent basis, was $12.06 million for the third quarter of 2011, down from $12.34 million for the second quarter of 2011, and down from $12.53 million for the third quarter of 2010.

On a fully tax-equivalent basis, the net interest margin was 3.37 percent for the September 2011 quarter compared to 3.49 percent for the June 2011 quarter, and 3.64 percent for the September 2010 quarter. Due to the lower Treasury yields and flatter Treasury yield curve environment, asset yields compressed more than the cost of funds.

In comparing the September 2011 quarter to the same quarter last year, the growth of lower cost core deposits and the allowed run-off of higher cost certificates of deposit contributed to the reduced cost of funds. Growth in lower yielding, but shorter duration investment securities coupled with yields on new loans being less than the yields on loans that paid down, contributed to the reduced overall asset yield.

Loans

Average loans totaled $964.4 million for the third quarter of 2011 as compared to $949.3 million for the same 2010 quarter, reflecting an increase of $15.1 million.

The average residential mortgage loan portfolio was $434.4 million for the September 2011 quarter, reflecting an increase of $6.0 million when compared to $428.4 million in the same quarter of 2010. The increase is attributable to originations retained in the portfolio that have outpaced loan paydowns. During this period of lower interest rates, refinance activity has generally been robust. Many of these loans have been retained in portfolio. However, the Corporation does sell certain of its longer-term, fixed-rate loan production as a source of noninterest income and as part of its interest rate risk management strategy in the lower rate environment.

The average commercial mortgage and commercial loan portfolio increased to $444.3 million for the third quarter of 2011, reflecting an increase of $34.9 million from $409.5 million in the third quarter of 2010. Mr. Kissel commented, “We have seen increased commercial mortgage demand, principally from high quality borrowers looking to refinance multi-family property mortgages held by other institutions”.

The average commercial construction loan portfolio declined $29.8 million from the third quarter of 2010 to the third quarter of 2011, as many of the Bank’s problem loans were in this category and the Bank has resolved those loans, while not originating any new commercial construction loans. In doing this, the Bank believes it has significantly decreased its exposure to construction lending.

The average home equity line portfolio rose $7.6 million to $49.8 million for the third quarter of 2011 compared to the same quarter in 2010. The Corporation focuses on the origination of these adjustable-rate loans and loan originations outpaced principal paydowns over the year.

From December 31, 2010 to September 30, 2011, the total loan portfolio grew $40.7 million to $973.2 million. Mr. Kissel stated, “We were particularly pleased to have seen quality growth opportunities in our loan portfolio over the course of 2011. Loan originations increased to $205.7 million for the first nine months of 2011 from $136.8 million for the same nine month period of 2010. Included in the total were commercial mortgage/commercial loan originations of $75.8 million for the first nine months of 2011, up from $24.5 million for the first nine months of 2010.” Mr. Kissel went on to say, “We anticipate that we will benefit in the future from utilizing cash flows from our lower-yielding investment portfolio to fund our higher-yielding loan production. In doing so, however, we will continue to remain committed to our conservative underwriting standards.” As of September 30, 2011, the residential first mortgage loan pipeline stood at $76 million and the commercial mortgage/commercial loan pipeline stood at $26 million, with many other lending opportunities in the discussion stage.

Deposits

Average total deposits (interest-bearing and noninterest-bearing) increased $62.9 million to $1.38 billion for the September 2011 quarter from $1.32 billion for the same quarter last year.

Average noninterest-bearing checking balances grew $35.3 million to $246.7 million for the third quarter of 2011 from $211.4 million for the third quarter of 2010. Average interest-bearing checking balances totaled $321.4 million for the quarter ended September 30, 2011, rising $61.6 million from the same quarter in 2010. Overall checking growth is attributable to the Corporation’s relationship orientation, its continual focus on business and personal core deposit generation, particularly checking, and a successful focus on establishing municipal relationships within its market territory.

Average savings accounts rose slightly, from $78.1 million for the third quarter of 2010 to $87.9 million for the third quarter of 2011, reflecting an increase of $9.8 million.  Average money market accounts rose slightly, from $515.7 million for the third quarter of 2010 to $519.9 million for the third quarter of 2011, reflecting an increase of $4.2 million.  The Corporation’s reduction in certificate of deposit balances, its focus on core deposit growth and certain customers tending to “park” funds in money market and savings accounts in lower interest rate environments accounted for this growth.

Average certificates of deposit (CDs) declined from $251.5 million for the September 2010 quarter to $203.6 million for the September 2011 quarter, reflecting a decline of $47.9 million. The Corporation allowed higher cost CDs to run-off, and replaced those funds with lower cost, more stable core deposits.

From December 31, 2010 to September 30, 2011, total deposits increased $45.5 million. The Corporation’s checking and savings balances increased $82.2 million, while higher costing CD balances declined by $23.3 million and money market balances declined by $13.4 million.

Mr. Kissel commented, “Our reduced reliance on higher cost certificates of deposit coupled with our continued growth in core deposits, has significantly increased our franchise value and has reduced our cost of funds.”

PGB Trust and Investments

PGB Trust and Investments generated $2.56 million in fee income in the second quarter of 2011, compared to $2.25 million in the same quarter of 2010, despite the decline in market value of assets under administration due to the uncertain and volatile markets. The market value of the assets under administration of the Trust Division stood at $1.86 billion at September 30, 2011.

Craig C. Spengeman, President of PGB Trust & Investments commented, “We continue to see increases in both our fiduciary and asset management businesses resulting in higher recurring fee income. We also continue to add new clients, as individuals and their families seek out our professional advice. Our growth reflects sound financial management by our wealth advisors.”

Other Non-Interest Income

Other non-interest income, exclusive of Trust fees, totaled $1.42 million in the September 2011 quarter compared to $969 thousand in the same quarter a year ago. The 2011 quarter reflected: increased service charges and fees, principally due to increased core deposit accounts and activity from such account holders; increased income from Bank Owned Life Insurance, due to improved crediting rates; increased securities gains; and reduced broker fee income/gain on sale of loans, as more new loan originations were retained in portfolio in 2011 rather than sold. The 2010 quarter included a $360 thousand other-than-temporary-impairment charge on securities.

Operating Expenses

The Corporation’s total operating expenses were $10.6 million in the September 2011 quarter compared to $10.9 million in the September 2010 quarter. The 2011 expense levels include costs for the Corporation to keep up with the increased regulatory burden on financial institutions. The net effect of the new/additional costs were principally offset by various operational efficiencies and reduced FDIC insurance expense due to a regulatory change in the calculation of FDIC assessments. Both periods include costs associated with a new corporate headquarters occupied in June 2010 and a major system upgrade in our Trust Division in May 2010.   Mr. Kissel commented, “Our investments in a new corporate headquarters and a new, significantly enhanced system in our Trust area have added convenience and efficiencies for our customers and our company.”

Asset Quality

At September 30, 2011, nonperforming assets totaled $26.2 million or 1.66 percent of total assets, compared to $18.4 million or 1.21 percent of assets at June 30, 2011 and $22.8 million or 1.51 percent of assets at December 31, 2010. During the September 2011 quarter, two larger loans, previously classified and reserved for, were moved into nonaccrual status.

Total net charge-offs against the allowance for loan losses were $1.7 million for the quarter ended September 30, 2011. As noted previously, this is the lowest level in any of the past five quarters. The allowance for loan losses at September 30, 2011 was $13.8 million, or 1.42 percent of total loans.

Capital / Dividends

At September 30, 2011, the Corporation’s leverage ratio, tier 1 and total risk based capital ratios were 7.86 percent, 12.73 percent and 13.98 percent, respectively. The Corporation’s ratios are all above the levels necessary to be considered well capitalized under applicable regulatory guidelines. Additionally, the Corporation’s common equity ratio (common equity to total assets) at September 30, 2011 was 6.78 percent.

The Company’s preferred dividend and accretion for the September 2011 quarter was $219 thousand, flat to the June 2011 quarter, but down from $326 thousand in the September 2010 quarter. The reduction reflects the March 2011 $7.2 million partial redemption of the preferred shares previously issued under the Treasury’s Capital Purchase Program.

As previously announced, on October 20, 2011 the Board of Directors declared a regular cash dividend of $0.05 per share payable on November 18, 2011 to shareholders of record on November 3, 2011.

ABOUT THE CORPORATION

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.58 billion as of September 30, 2011. Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 23 branches in Somerset, Hunterdon, Morris, Middlesex and Union Counties. The Bank’s Trust Division, PGB Trust and Investments, operates at the Bank’s new corporate offices located at 500 Hills Drive in Bedminster and at four other locations in Clinton, Morristown and Summit, New Jersey and Bethlehem, Pennsylvania. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our website at www.pgbank.com or call 908-234-0700.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to
•	a continued or unexpected decline in the economy, in particular in our New Jersey market area;
•	declines in value in our investment portfolio;
•	higher than expected increases in our allowance for loan losses;
•	higher than expected increases in loan losses or in the level of nonperforming loans;
•	unexpected changes in interest rates;
•	inability to successfully grow our business;
•	inability to manage our growth;
•	a continued or unexpected decline in real estate values within our market areas;
•
legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;

•	higher than expected FDIC insurance premiums;
•	lack of liquidity to fund our various cash obligations;
•	repurchase of our preferred shares issued under the Treasury’s Capital Purchase Program which will impact net income available to our common shareholders and our earnings per share;
•	reduction in our lower-cost funding sources;
•	our inability to adapt to technological changes;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and
•	other unexpected material adverse changes in our operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2010 and our subsequent Quarterly Reports on Form 10-Q. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Corporation’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010

ASSETS
Cash and due from banks	$8,135	$8,678	$7,348	$6,490	$9,935
Federal funds sold	100	100	100	100	100
Interest-earning deposits	66,424	51,606	42,234	56,097	84,566
Total cash and cash equivalents	74,659	60,384	49,682	62,687	94,601

Securities held to maturity	121,241	140,572	151,993	140,277	102,032
Securities available for sale	311,927	249,837	271,687	275,076	246,334
FHLB and FRB Stock, at cost	4,699	4,704	4,619	4,624	4,623

Loans held for sale, at fair value	722	1,813	1,168	-	-

Residential mortgage	438,828	432,735	432,413	419,653	425,315
Commercial mortgage	317,066	316,197	300,659	288,183	280,486
Commercial loans	129,039	128,839	133,614	131,408	128,220
Construction loans	14,893	15,385	17,693	25,367	39,989
Consumer loans	20,345	20,184	19,278	20,622	22,410
Home equity lines of credit	51,458	48,805	45,512	45,775	45,345
Other loans	1,564	3,612	1,130	1,489	2,626
Total loans	973,193	965,757	950,299	932,497	944,391
Less: Allowance for loan losses	13,843	14,056	14,386	14,282	14,025
Net loans	959,350	951,701	935,913	918,215	930,366

Premises and equipment	32,497	33,098	33,386	33,820	33,901
Other real estate owned	3,264	3,000	3,000	4,000	1,000
Accrued interest receivable	3,788	4,391	4,587	4,231	4,594
Bank owned life insurance	27,767	27,537	27,301	27,074	26,877
Deferred tax assets, net	27,543	24,689	26,039	26,083	23,903
Other assets	7,831	9,014	11,343	9,338	12,030
TOTAL ASSETS	$1,575,288	$1,510,740	$1,520,718	$1,505,425	$1,480,261

LIABILITIES
Deposits:
Noninterest bearing
demand deposits	$254,646	$238,788	$235,977	$228,764	$219,700
Interest-bearing deposits
Checking	337,900	322,801	302,589	290,322	255,665
Savings	89,527	86,828	85,741	80,799	78,819
Money market accounts	511,059	507,159	526,355	524,449	525,264
CD’s $100,000 and over	76,100	73,186	73,966	79,311	85,703
CD’s less than $100,000	127,778	132,949	139,022	147,901	155,268
Total deposits	1,397,010	1,361,711	1,363,650	1,351,546	1,320,419
Borrowings	20,793	20,905	24,016	24,126	24,234
Capital lease obligation	6,396	6,426	6,383	6,304	6,226
Other liabilities	30,406	6,489	14,585	5,733	11,903
TOTAL LIABILITIES	1,454,605	1,395,531	1,408,634	1,387,709	1,362,782
Shareholders’ Equity	120,683	115,209	112,084	117,716	117,479
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$1,575,288	$1,510,740	$1,520,718	$1,505,425	$1,480,261

Trust division assets under
administration (market value,
not included above)	$1,857,527	$2,005,859	$1,997,214	$1,940,404	$1,929,565

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED BALANCE SHEET DATA
(Dollars in thousands)
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Asset Quality:
Loans past due over 90 days
and still accruing	$836	$412	$323	$666	$442
Nonaccrual loans (B)	22,103	14,943	19,173	18,114	17,535
Other real estate owned	3,264	3,000	3,000	4,000	1,000
Total nonperforming assets	$26,203	$18,355	$22,496	$22,780	$18,977

Nonperforming loans to
total loans	2.36%	1.59%	2.05%	2.01%	1.90%
Nonperforming assets to
total assets	1.66%	1.21%	1.48%	1.51%	1.28%

Accruing TDR’s (A)	$5,519	$8,171	$3,787	$5,680	$7,468

Loans past due 30 through 89
days and still accruing	$9,706	$8,200	$5,419	$5,475	$9,487

Classified Loans (B)	$52,031	$51,586	$51,186	$41,979	$36,521

Impaired Loans (B)	$27,529	$23,115	$26,056	$28,397	$36,521

Allowance for loan losses:
Beginning of period	$14,056	$14,386	$14,282	$14,025	$13,856
Provision for loan losses	1,500	2,000	2,000	2,850	2,000
Charge-offs, net	(1,713)	(2,330)	(1,896)	(2,593)	(1,831)
End of period	$13,843	$14,056	$14,386	$14,282	$14,025

ALLL to nonperforming loans	60.35%	91.54%	73.79%	76.05%	78.02%
ALLL to total loans	1.42%	1.46%	1.51%	1.53%	1.49%

Capital Adequacy:
Tier I leverage
(5% minimum to be considered
well capitalized)	7.86%	7.63%	7.59%	7.96%	8.00%
Tier I capital to risk-weighted assets
(6% minimum to be considered
well capitalized)	12.73%	12.67%	12.25%	12.91%	12.62%
Tier I & II capital to
risk-weighted assets
(10% minimum to be considered
well capitalized)	13.98%	13.92%	13.51%	14.16%	13.88%

Common equity to
Total assets	6.78%	6.71%	6.46%	6.44%	6.54%

Book value per
Common share	$12.09	$11.48	$11.13	$11.03	$11.01

(A)      Does not include $3.9 million at September 30, 2011, $1.3 million at June 30, 2011, $1.1 million at March 31, 2011, $379 thousand at December 31, 2010 and $387 thousand at September 30, 2010 of TDR’s included in nonaccrual loans.
(B)      At September 30, 2011, $27.5 million, at June 30, 2011, $23.1 million; at March 31, 2011, $26.1 million; and at December 31, 2010, $28.4 million of the classified loans were also considered impaired. In periods prior to December 31, 2010, all classified loans were also considered impaired.

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except share data)
(Unaudited)

	For The Three Months Ended
	September 30,		June 30,	March 31,	December 31,	September 30,
	2011		2011	2011	2010	2010
Income Statement Data:
Interest income	$13,594		$14,099	$14,257	$14,707	$14,974
Interest expense	1,699		1,916	2,036	2,214	2,612
Net interest income	11,895		12,183	12,221	12,493	12,362
Provision for loan losses	1,500		2,000	2,000	2,850	2,000
Net interest income after
provision for loan losses	10,395		10,183	10,221	9,643	10,362
Trust fees	2,555		2,829	2,718	2,598	2,254
Other income	1,170		1,218	1,255	1,621	1,203
Securities gains/(losses), net	248		277	196	(4)	126
Other-than-temporary impairment
Charge, securities	-		-	-	(581)	(360)
Total other income	3,973		4,324	4,169	3,634	3,223
Salaries and employee benefits	5,789		5,817	5,973	5,469	5,647
Premises and equipment	2,322		2,386	2,322	2,248	2,416
FDIC insurance expense	253		397	604	598	586
Other expenses	2,209		2,435	2,344	2,374	2,237
Total operating expenses	10,573		11,035	11,243	10,689	10,886
Income before income taxes	3,795		3,472	3,147	2,588	2,699
Income tax (benefit)/expense	(1,537	)(A)	1,304	1,006	711	793
Net income	5,332	(B)	2,168	2,141	1,877	1,906
Dividends and accretion
on preferred stock	219		219	570	326	326
Net income available to
Common shareholders	$5,113	(B)	$1,949	$1,571	$1,551	$1,580

Per Common Share Data:
Earnings per share (basic)	$0.58	(C)	$0.22	$0.18	$0.18	$0.18
Earnings per share (diluted)	0.58	(C)	0.22	0.18	0.18	0.18

Performance Ratios:
Return on Average Assets	1.39	%(D)	0.57%	0.57%	0.50%	0.52%
Return on Average Common
Equity	19.87	%(E)	7.82%	6.44%	6.34%	6.55%

Net Interest Margin
(Taxable Equivalent Basis)	3.37%		3.49%	3.54%	3.62%	3.64%

(A)Income taxes for the quarter includes a one-time state tax benefit of $2.988 million related to the reversal of a previously recorded valuation allowance against net state tax benefits related to security impairment charges recorded in the year ended December 31, 2008.  Circumstances and projections now indicate that this deferred tax asset can be utilized when it is realized in future periods.

(B) Net income and net income available to common shareholders, excluding the one-time state tax benefit of $2.988 million would be $2.344 million and $2.125 million, respectively for the quarter.
(C) EPS excluding the one-time state tax benefit of $2.988 million is $0.24 for the quarter. See page 15, for more information on this non-GAAP measure.
(D) ROA excluding the one-time state tax benefit of $2.988 million is 0.61% for the quarter. See page 15, for more information on this non-GAAP measure.
(E) ROE excluding the one-time state tax benefit of $2.988 million is 8.26% for the quarter. See page 15, for more information on this non-GAAP measure.

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except share data)
(Unaudited)

	For The
	Nine Months Ended
	September 30,
	2011		2010
Income Statement Data:
Interest income	$41,950		$46,215
Interest expense	5,651		8,818
Net interest income	36,299		37,397
Provision for loan losses	5,500		7,150
Net interest income after
provision for loan losses	30,799		30,247
Trust fees	8,102		7,303
Other income	3,643		3,410
Securities gains, net	721		128
Other-than-temporary impairment
charge, equity securities	-		(360)
Total other income	12,466		10,481
Salaries and employee benefits	17,579		17,060
Premises and equipment	7,058		7,376
FDIC insurance expense	1,254		1,724
Other expenses	6,960		6,261
Total operating expenses	32,851		32,421
Income before income taxes	10,414		8,307
Income tax expense	773	(A)	2,520
Net income	9,641	(B)	5,787
Dividends and accretion
on preferred stock	1,008		1,360
Net income available to
Common shareholders	$8,633	(B)	$4,427

Per Common Share Data:
Earnings per share (basic)	$0.98	(C)	$0.50
Earnings per share (diluted)	0.98	(C)	0.50

Performance Ratios:
Return on Average Assets	0.85%	(D)	0.52%
Return on Average Common
Equity	11.50%	(E)	6.24%

Net Interest Margin
(Taxable Equivalent Basis)	3.46%		3.65%

(A)Income taxes for the nine months ended 9/30/11 includes a one-time state tax benefit of $2.988 million related to the reversal of a previously recorded valuation allowance against net state tax benefits related to security impairment charges recorded in the year ended December 31, 2008.  Circumstances and projections now indicate that this deferred tax asset can be utilized when it is realized in future periods.

(B) Net income and net income available to common shareholders, excluding the one-time state tax benefit of $2.988 million would be $6.653 million and $5.645 million, respectively for the nine months ended 9/30/11.

(C) EPS excluding the one-time state tax benefit of $2.988 million is $0.64 for the nine months ended 9/30/11. See page 15, for more information on this non-GAAP measure.
(D) ROA excluding the one-time state tax benefit of $2.988 million is 0.59% for the nine months ended 9/30/11. See page 15, for more information on this non-GAAP measure.
(E) ROE excluding the one-time state tax benefit of $2.988 million is 7.52% for the nine months ended 9/30/11. See page 15, for more information on this non-GAAP measure.

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except share data)
(Unaudited)

This press release contains certain supplemental financial information, described below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of the Corporation's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Corporation's financial results. Management believes that the Corporation's presentation and discussion, together with the accompanying reconciliation, provides a complete understanding of factors and trends affecting the Corporation's business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Corporation strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure.

	For the Three	For the Nine
	Months Ended	Months Ended
	September 30, 2011	September 30, 2011

Net Income:
As reported	$5,332	$9,641
Less: Valuation allowance reversal	2,988	2,988
Net income, excluding valuation allowance reversal	2,344	6,653

Net income available to common shareholders:
As reported	$5,113	$8,633
Less: Valuation Allowance Reversal	2,988	2,988
Net income, excluding valuation allowance reversal	2,125	5,645

Per Common Share Data:
Earnings per share (basic):
As reported	$0.58	$0.98
Less: Valuation allowance reversal	0.34	0.34
Earnings per share (basic),
excluding valuation allowance reversal	$0.24	0.64

Earnings per share (diluted):
As reported	$0.58	$0.98
Less: Valuation allowance reversal	0.34	0.34
Earnings per share (diluted),
excluding valuation allowance reversal	$0.24	0.64

Performance Ratios:
Return on Average Assets:
As reported	1.39%	0.85%
Return on Average Assets,
excluding valuation allowance reversal	0.61%	0.59%

Return on Average Common Equity:
As reported	19.87%	11.50%
Return on Average Common Equity,
excluding valuation allowance reversal	8.26%	7.52%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
THREE MONTHS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	September 30, 2011			September 30, 2010
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$350,946	$1,762	2.01%	$314,213	$2,230	2.84%
Tax-Exempt (1) (2)	37,238	353	3.79	32,545	384	4.72
Loans Held for Sale	610	12	8.37	N/A	N/A	N/A
Loans (2) (3)	964,400	11,589	4.81	949,301	12,473	5.26
Federal Funds Sold	100	-	0.25	193	-	0.22
Interest-Earning Deposits	77,295	43	0.22	78,501	50	0.26
Total Interest-Earning
Assets	1,430,589	$13,759	3.85%	1,374,753	15,137	4.40%
Noninterest-Earning Assets:
Cash and Due from Banks	8,458			8,314
Allowance for Loan
Losses	(14,592)			(14,180)
Premises and Equipment	32,876			34,589
Other Assets	72,428			70,056
Total Noninterest-Earning
Assets	99,170			98,779
Total Assets	$1,529,759			$1,473,532

LIABILITIES:
Interest-Bearing Deposits
Checking	$321,368	$269	0.33%	$259,816	409	0.63%
Money Markets	519,918	438	0.34	515,734	839	0.65
Savings	87,863	51	0.23	78,058	78	0.40
Certificates of Deposit	203,612	684	1.34	251,511	986	1.57
Total Interest-Bearing
Deposits	1,132,761	1,442	0.51	1,105,119	2,312	0.84
Borrowings	20,831	177	3.40	25,532	223	3.49
Capital Lease Obligation	6,406	80	4.99	6,177	77	4.98
Total Interest-Bearing
Liabilities	1,159,998	1,699	0.59	1,136,828	2,612	0.92
Noninterest Bearing
Liabilities
Demand Deposits	246,665			211,390
Accrued Expenses and
Other Liabilities	6,287			8,216
Total Noninterest-Bearing
Liabilities	252,952			219,606
Shareholders’ Equity	116,809			117,098
Total Liabilities and
Shareholders’ Equity	$1,529,759			$1,473,532
Net Interest Income		$12,060			12,525
Net Interest Spread			3.26%			3.48%
Net Interest Margin (4)			3.37%			3.64%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
THREE MONTHS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	September 30, 2011			June 30, 2011
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$350,946	$1,762	2.01%	$375,216	$2,209	2.35%
Tax-Exempt (1) (2)	37,238	353	3.79	36,855	347	3.77
Loans Held for Sale	610	12	8.37	510	5	3.78
Loans (2) (3)	964,400	11,589	4.81	968,179	11,674	4.82
Federal Funds Sold	100	-	0.25	100	-	0.25
Interest-Earning Deposits	77,295	43	0.22	32,598	20	0.24
Total Interest-Earning
Assets	1,430,589	$13,759	3.85%	1,413,458	$14,255	4.03%
Noninterest-Earning Assets:
Cash and Due from Banks	8,458			8,231
Allowance for Loan
Losses	(14,592)			(15,086)
Premises and Equipment	32,876			33,393
Other Assets	72,428			71,868
Total Noninterest-Earning
Assets	99,170			98,406
Total Assets	$1,529,759			$1,511,864

LIABILITIES:
Interest-Bearing Deposits
Checking	$321,368	$269	0.33%	$309,310	$292	0.38%
Money Markets	519,918	438	0.34	516,739	577	0.45
Savings	87,863	51	0.23	86,150	56	0.26
Certificates of Deposit	203,612	684	1.34	208,697	713	1.37
Total Interest-Bearing
Deposits	1,132,761	1,442	0.51	1,120,896	1,638	0.58
Borrowings	20,831	177	3.40	26,242	198	3.02
Capital Lease Obligation	6,406	80	4.99	6,410	80	4.98
Total Interest-Bearing
Liabilities	1,159,998	1,699	0.59	1,153,548	1,916	0.66
Noninterest Bearing
Liabilities
Demand Deposits	246,665			237,651
Accrued Expenses and
Other Liabilities	6,287			7,104
Total Noninterest-Bearing
Liabilities	252,952			244,755
Shareholders’ Equity	116,809			113,561
Total Liabilities and
Shareholders’ Equity	$1,529,759			$1,511,864
Net Interest Income		$12,060			$12,339
Net Interest Spread			3.26%			3.37%
Net Interest Margin (4)			3.37%			3.49%

 PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
NINE MONTHS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	September 30, 2011			September 30, 2010
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$369,960	$6,240	2.25%	$320,452	$7,145	2.97%
Tax-Exempt (1) (2)	36,566	1,053	3.84	35,133	1,253	4.76
Loans Held for Sale	617	33	7.22	N/A	N/A	N/A
Loans (2) (3)	956,651	35,011	4.88	963,840	38,242	5.29
Federal Funds Sold	100	-	0.26	198	-	0.21
Interest-Earning Deposits	50,736	91	0.24	64,237	102	0.21
Total Interest-Earning
Assets	1,414,630	$42,428	4.00%	1,383,860	$46,742	4.50%
Noninterest-Earning Assets:
Cash and Due from Banks	8,191			8,375
Allowance for Loan
Losses	(14,869)			(14,011)
Premises and Equipment	33,300			31,110
Other Assets	71,970			69,234
Total Noninterest-Earning
Assets	98,592			94,708
Total Assets	$1,513,222			$1,478,568

LIABILITIES:
Interest-Bearing Deposits
Checking	$309,646	$865	0.37%	$250,785	$1,234	0.66%
Money Markets	519,700	1,638	0.42	507,075	2,977	0.78
Savings	85,415	159	0.25	76,456	235	0.41
Certificates of Deposit	210,498	2,172	1.38	276,937	3,406	1.64
Total Interest-Bearing
Deposits	1,125,259	4,834	0.57	1,111,253	7,852	0.94
Borrowings	23,890	578	3.23	31,369	838	3.56
Capital Lease Obligation	6,384	239	4.99	2,754	128	6.18
Total Interest-Bearing
Liabilities	1,155,533	5,651	0.65	1,145,376	8,818	1.03
Noninterest Bearing
Liabilities
Demand Deposits	235,666			211,223
Accrued Expenses and
Other Liabilities	6,552			6,665
Total Noninterest-Bearing
Liabilities	242,218			217,888
Shareholders’ Equity	115,471			115,304
Total Liabilities and
Shareholders’ Equity	$1,513,222			$1,478,568
Net Interest Income		$36,777			$37,924
Net Interest Spread			3.35%			3.47%
Net Interest Margin (4)			3.46%			3.65%

(1)	Average balances for available-for sale securities are based on amortized cost.
(2)	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)	Loans are stated net of unearned income and include nonaccrual loans.
(4)	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.